   As filed with the Securities and Exchange Commission on September 15, 1998
                                                      Registration No. 333-
                                                                           ----
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                   ----------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              CSK AUTO CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

            DELAWARE                                  86-0765798
  (State or Other Jurisdiction                     (I.R.S. Employer
of Incorporation or Organization)               Identification Number)

                            645 EAST MISSOURI AVENUE
                             PHOENIX, ARIZONA 85012
          (Address of Principal Executive Offices, including Zip Code)

                              CSK AUTO CORPORATION
                        1996 ASSOCIATE STOCK OPTION PLAN

                              CSK AUTO CORPORATION
                        1996 EXECUTIVE STOCK OPTION PLAN

                              CSK AUTO CORPORATION
                              DIRECTORS STOCK PLAN

                       EXECUTIVE STOCK OPTION PROGRAM (2)
                            (Full Title of the Plans)

                               MAYNARD L. JENKINS
                              CSK AUTO CORPORATION
                            645 EAST MISSOURI AVENUE
                                PHOENIX, AZ 85012
                     (Name and Address of Agent for Service)

                                 (602) 265-9200
          (Telephone Number, Including Area Code, of Agent for Service)
                                   ----------
                                   Copies to:
      CHARLES K. MARQUIS, ESQ.                     RICHARD M. RUSSO, ESQ.
    GIBSON, DUNN & CRUTCHER LLP                 GIBSON, DUNN & CRUTCHER LLP
          200 PARK AVENUE                    1801 CALIFORNIA STREET, SUITE 4100
      NEW YORK, NY 10166-0193                   DENVER, COLORADO 80202-2694
           (212) 351-4000                               (303)298-5700

                                   ----------

=============================================================================================================================
                         CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------
                                                              PROPOSED             PROPOSED MAXIMUM
     TITLE OF SECURITIES            AMOUNT TO BE       MAXIMUM OFFERING PRICE     AGGREGATE OFFERING          AMOUNT OF
      TO BE REGISTERED               REGISTERED             PER SHARE (1)              PRICE (1)          REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------
common stock, par value $.01
("Common Stock") (2)..........       1,026,300                   N/A                  $16,402,613             $ 4,839
-----------------------------------------------------------------------------------------------------------------------------
Common Stock (3)..............         684,200                   N/A                  $10,834,682             $ 3,196
-----------------------------------------------------------------------------------------------------------------------------
Common Stock (4)..............          50,000                   N/A                  $ 1,022,000             $   301
-----------------------------------------------------------------------------------------------------------------------------
Common Stock (5)..............         957,879                   N/A                  $13,257,277             $ 3,911
-----------------------------------------------------------------------------------------------------------------------------
          Total...............       2,718,379                   N/A                  $41,516,572             $12,247
=============================================================================================================================

(1)   Estimated solely for the purpose of calculating the registration fee.

(2) These shares are offered under the Company's 1996 Associate Stock Option Plan. Pursuant to Rule 457(h)(1), the filing fee for the 763,766 shares subject to options that have been granted is calculated based upon the weighted average of the various strike prices of such shares, which is $14.45. Pursuant to Rule 457(h)(1), the filing fee for the 262,534 shares subject to options that have not yet been granted is calculated based upon the average high and low prices of the Common Stock reported on September 11, 1998, which is $20.44 per share.

(3) These shares are offered under the Company's 1996 Executive Stock Option Plan. Pursuant to Rule 457(h)(1), the filing fee for the 404,359 shares subject to options that have been granted is calculated based upon the weighted average of the various strike prices of such shares, which is $12.65. Pursuant to Rule 457(h)(1), the filing fee for the 279,841 shares subject to options that have not yet been granted is calculated based upon the average high and low prices of the Common Stock reported on September 11, 1998, which is $20.44 per share.

(4) These shares are offered under the Company's Directors Stock Plan. None of the 50,000 shares registered have been granted. Pursuant to Rule 457(h)(1), the filing fee for these shares is calculated based upon the average high and low prices of the Common Stock reported on September 11, 1998, which is $20.44 per share.

(5) These shares are offered under certain compensation agreements with Maynard Jenkins and James Bazlen, which are collectively referred to herein as the "Executive Stock Option Program." Pursuant to the compensation agreements, Mr. Jenkins holds options to purchase 658,542 shares of Common Stock; of those options, 441,907 will be exercisable at $12.04 per share, and 216,635 will be exercisable at $20.00 per share. Pursuant to the compensation agreements, Mr. Bazlen holds options to purchase 299,337 shares of Common Stock; all of Mr.
      Bazlen's options are or will be exercisable at $12.04 per share.

===============================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

                  The document(s) containing the information called for in Part I of Form S-8 will be provided to participants in the Company's 1996 Associate Stock Option Plan (the "Associate Plan"), the Company's 1996 Executive Stock Option Plan (the "Executive Plan"), the Company's Directors Stock Plan (the "Directors Plan") and the Company's Executive Stock Option Program. Such information is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act") and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents of the Company heretofore filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated in this Registration Statement by reference:

(1) The Company's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed;

(2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by Company's latest annual report or prospectus referred to in (1) above;

(3) The description of the Common Stock set forth under the caption "Description of Capital Stock" in the Company's effective registration statement on Form S-1 (File No. 333-43211), together with any amendment or report filed with the Commission for the purpose of updating such description.

                  All reports and other documents subsequently filed by the Company pursuant to Sections 13(a) and (c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports and documents.

                  Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

                  Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law (the "DGCL") makes provisions for the indemnification of officers and directors of corporations in terms sufficiently broad to indemnify the officers and directors of the Company under certain circumstances from liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act").

         As permitted by the DGCL, the Company's Restated Certificate of Incorporation, as amended (the "Charter"), provides that, to the fullest extent permitted by the DGCL, no director shall be liable to the Company or to its stockholders for monetary damages for breach of his fiduciary duty as a director. Delaware law does not permit the elimination of liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or (iv) for any transaction from which the director derives an improper personal benefit. The effect of this provision in the Charter is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of fiduciary duty as a director thereof (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i)-(iv), inclusive, above. These provisions will not alter the liability of directors under federal securities laws.

         In addition, the Charter provides that the Company may indemnify any person who was or is a party or who was or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding (including, without limitation, one by or in the right of the Company to procure judgment in its favor), whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of any other corporation or enterprise, from and against any and all expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person. The Charter also provides that the indemnification provided in the Charter shall not be deemed exclusive of any other rights to which the indemnified party may be entitled and that the Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or any other corporation or enterprise against expense liability or loss whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the DGCL or under the Charter.

         The Company's By-Laws (the "Bylaws") provide that the Company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of any other corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

         The Bylaws also provide that the Company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the Court of Chancery of the State of Delaware or the court in which such action was brought shall deem proper.

         The Bylaws also provide that to the extent a director or officer of the Company has been successful in the defense of any action, suit or proceeding referred to in the previous paragraphs or in the defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith and that indemnification provided for in the Bylaws shall not be deemed exclusive of any other rights to which the indemnified party may be entitled.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.  EXHIBITS.

                  Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:
                  4.01 Restated Certificate of Incorporation of the Company, incorporated herein by reference to Exhibit 3.01 of the Company's annual report on Form 10-K, filed on May 4, 1998 (File No. 001-13927).
                  4.02 Certificate of Correction of the Company, incorporated herein by reference to Exhibit 3.02 of the Company's annual report on Form 10-K, filed on May 4, 1998 (File No.
                           001-13927).
                  4.03 By-Laws of the Company, incorporated herein by reference to Exhibit 3.03 of the Company's annual report on Form 10-K, filed on May 4, 1998 (File No. 001-13927).

                  4.04 Form of Common Stock Certificate, incorporated herein by reference to Exhibit 3.02 of the Company's registration statement on Form S-1 (File No. 333-43211).
                  5.01     Opinion of Gibson, Dunn & Crutcher LLP.
                  16.01 Letter of Price Waterhouse LLP re Change in Certifying Accountant, incorporated herein by reference to Exhibit 16.01 of the Company's registration statement on Form S-1 (File No. 333-43211).
                  23.01    Consent of Gibson, Dunn & Crutcher LLP (included in
                           Exhibit 5.1).
                  23.02    Consent of PricewaterhouseCoopers
                           LLP.
                  24.01 Power of Attorney (included on signature page of this Registration Statement).

ITEM 9.  UNDERTAKINGS.

         (1)      The undersigned Company hereby undertakes:

                  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                                    (i)  To include any prospectus required by
                           section 10(a)(3) of the Securities Act;

                                    (ii) To reflect in the prospectus any facts
                           or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

                                    (iii) To include any material information
                           with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

                  (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (2) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on this 15th day of September, 1998.

                              CSK AUTO CORPORATION

                              By /s/ James Bazlen
                                 ------------------------
                                 James Bazlen
                                 President and Chief
                                 Operating Officer

                                POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Don W. Watson, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 Signature                                   Title                              Date
                 ---------                                   -----                              ----
            /s/ Maynard Jenkins                     Chairman of the Board and               September 15, 1998
----------------------------------------------       Chief Executive Officer
              Maynard Jenkins                     (Principal Executive Officer)



            /s/ James Bazlen                                President,
---------------------------------------------- Chief Operating Officer and Director         September 15, 1998
               James Bazlen


              /s/ Don Watson                       Senior Vice President, Chief             September 15, 1998
----------------------------------------------   Financial Officer and Treasurer
                Don Watson                     (Principal Financial and Accounting
                                                             Officer)

                 Signature                                   Title                              Date
                 ---------                                   -----                              ----
             /s/ Jon P. Hedley
----------------------------------------------              Director                       September 15, 1998
               Jon P. Hedley

         /s/ Edward G. Lord, III
----------------------------------------------              Director                       September 15, 1998
            Edward G. Lord, III

        /s/ Christopher J. O'Brien
----------------------------------------------              Director                       September 15, 1998
          Christopher J. O'Brien

         /s/ Charles J. Philippin
----------------------------------------------              Director                       September 15, 1998
           Charles J. Philippin

             /s/ Robert Smith
----------------------------------------------              Director                       September 15, 1998
               Robert Smith

        /s/ Christopher J. Stadler
----------------------------------------------              Director                       September 15, 1998
          Christopher J. Stadler

              /s/ Jules Trump
----------------------------------------------              Director                       September 15, 1998
                Jules Trump

              /s/ Eddie Trump
----------------------------------------------              Director                       September 15, 1998
                Eddie Trump

             /s/ Savio W. Tung
----------------------------------------------              Director                       September 15, 1998
               Savio W. Tung

            /s/ John F. Antioco
----------------------------------------------              Director                       September 15, 1998
              John F. Antioco

                                  EXHIBIT INDEX

Exhibit Number                                 Description
--------------                                 -----------
     4.01 Restated Certificate of Incorporation of the Company, incorporated herein by reference to Exhibit 3.01 of the Company's annual report on Form 10-K, filed on May 4, 1998 (File No. 001-13927).

     4.02 Certificate of Correction of the Company, incorporated herein by reference to Exhibit 3.02 of the Company's annual report on Form 10-K, filed on May 4, 1998 (File No. 001-13927).

     4.03        By-Laws of the Company, incorporated herein by reference to
                 Exhibit 3.03 of the Company's annual report on Form 10-K, filed on May 4, 1998 (File No. 001-13927).

     4.04 Form of Common Stock Certificate, incorporated herein by reference to Exhibit 3.02 of Company's registration statement on Form S-1 (File No.
                 333-43211).

     5.01        Opinion of Gibson, Dunn & Crutcher.

     16.01 Letter of Price Waterhouse LLP re Change in Certifying Accountant, incorporated herein by reference to Exhibit 16.01 of the Company's registration statement on Form S-1 (File No. 333-43211).

     23.01       Consent of Gibson, Dunn & Crutcher (included in Exhibit 5.01).

     23.02       Consent of PricewaterhouseCoopers LLP.

     24.01 Power of Attorney (included on signature page of this Registration Statement).